Exhibit 10.2

AFFIRMATION OF SUBORDINATION AGREEMENT

THIS AFFIRMATION OF SUBORDINATION AGREEMENT (this “Affirmation”) is made as of December 28, 2011, by the undersigned creditor (“Creditor”) for the benefit of COMERICA BANK (“Bank”)

RECITALS

A. eGain Communications Corporation, a Delaware corporation (“Borrower”) and Bank are parties to that certain Loan and Security Agreement dated as of June 27, 2011 (as modified, amended, restated, supplemented, revised or replaced, the “Agreement”). Borrower and Bank propose to enter into a First Amendment to Loan and Security Agreement dated as of December 28, 2011 (the “Amendment”).

B. Creditor executed for the benefit of Bank a Subordination Agreement, dated as of June 27, 2011 (as amended from time to time, the “Subordination Agreement”). Bank has agreed to enter into the Amendment provided, among other things, that, Creditor acknowledges the entry by Borrower into the Amendment and agrees that its Subordination Agreement will remain effective.

AGREEMENT

NOW, THEREFORE, Creditor agrees as follows:

1. Creditor acknowledges the execution, delivery and performance by Borrower of the Amendment, as well as all other amendments and modifications to the Agreement, both now existing or hereafter arising. The Subordination Agreement shall remain in full force and effect with respect to Borrower’s obligations to Bank under the Agreement and otherwise.

2. Creditor affirms its obligations under the Subordination Agreement.

3. Unless otherwise defined, capitalized terms in this Affirmation shall have the meaning assigned in the Subordination Agreement or the Agreement, as applicable.

IN WITNESS WHEREOF, the undersigned has executed this Affirmation of Subordination Agreement as of the first date above written.

“Creditor”

/s/ Ashutosh Roy
ASHUTOSH ROY